Exhibit 10.1

WAIVER agreement

This Waiver Agreement (this “Agreement”) is entered into this 30th day of November, 2021, by and between SILICON VALLEY BANK (“Bank”) and EYENOVIA, INC., a Delaware corporation (“Borrower”) whose address is 295 Madison Avenue, Suite 2400, New York, New York 10017.

Recitals

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 7, 2021, as amended by that certain First Amendment to Loan and Security Agreement between Bank and Borrower dated as of September 29, 2021, as amended by that certain Second Amendment to Loan and Security Agreement between Bank and Borrower dated as of October 15, 2021 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank waive the Stated Event of Default (as defined below).

D.            Bank has agreed to so waive the Stated Event of Default, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.            Waiver. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the minimum equity raise financial covenant set forth in Section 5.7(a) thereof (the “Stated Event of Default”). The foregoing waiver shall apply only to the Stated Event of Default. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this section or anywhere in this Agreement shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

3.            Limitation of Waiver.

3.1            The waiver set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2            This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

4.1            Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate, and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2            Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3            The organizational documents of Borrower delivered to Bank on the Effective Date, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4            The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5            The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6            The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7            This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 7, 2021 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

6.            Release by Borrower:

6.1            FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2            In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

6.3            By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4            This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.5            Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)            Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)            Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)            The terms of this Agreement are contractual and not a mere recital.

(d)            This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)            Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7.            Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

8.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.            Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Agreement.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		EYENOVIA, INC.

By:	/s/ John Sansone	By:	/s/ John Gandolfo
Name:	John Sansone	Name:	John Gandolfo
Title:	Vice President	Title:	Chief Financial Officer